CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




FIRST INVESTORS LIFE SERIES FUND
95 WALL STREET
NEW YORK, NY  10005


We consent to the use in Post-Effective Amendment No. 29 to the Registration Statement on Form N-1A (File No. 2-98409) of our report dated February 2, 2001 relating to the December 31, 2000 financial statements of First Investors Life Series Fund, which are included in said Registration Statement.





                                              TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
APRIL 23, 2001